    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2000
                                                        REGISTRATION NUMBER 333-

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                  WEBHIRE, INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                                             04-2935271
             (State or other jurisdiction                                                (I.R.S. Employer
           of incorporation or organization)                                            Identification No.)

                               91 HARTWELL AVENUE
                         LEXINGTON, MASSACHUSETTS 02421
                                  781-869-5000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------
                                 MARTIN J. FAHEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  WEBHIRE, INC.
                               91 HARTWELL AVENUE
                         LEXINGTON, MASSACHUSETTS 02421
                                  781-869-5000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

                           --------------------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
     Title of Shares           Amount to Be     Proposed Maximum Offering        Proposed Maximum              Amount of
     Being Registered           Registered         Price Per Share (1)       Aggregate Offering Price (1)   Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value        1,702,128              $3.4063                   $5,797,873.50               $1,530.64
      $.01 per share
===============================================================================================================================

(1) Estimated solely for purposes of determining the registration fee, based on the average of the high and low sales prices for the Company's common stock as reported on the Nasdaq National Market on October 2, 2000, in accordance with Rule 457(c) under the Securities Act.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




                  SUBJECT TO COMPLETION, DATED OCTOBER 4, 2000



                                   PROSPECTUS



                        1,702,128 SHARES OF COMMON STOCK



                                  WEBHIRE, INC.



                           --------------------------



         The selling stockholders identified on page 9 of this prospectus may use this prospectus to offer and sell up to an aggregate of 1,702,128 shares of our common stock. For additional information on the methods of the sale, you should refer to the section entitled "Plan of Distribution" on page 10. We will not receive any cash proceeds from the sale of these shares by the selling stockholders.

         Our common stock is quoted on the Nasdaq National Market under the symbol "HIRE".

         The reported last sale price of the common stock on October 2, 2000 was $3.25 per share.

         Our corporate headquarters are located at 91 Hartwell Avenue, Lexington, Massachusetts 02421, and our telephone number is 781-869-5000.


                           --------------------------


         INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 1.


                           --------------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                THE DATE OF THIS PROSPECTUS IS OCTOBER ___, 2000

                                TABLE OF CONTENTS

                                                                                               PAGE
About This Prospectus............................................................................1

Recent Developments..............................................................................1

Risk Factors.....................................................................................1

Cautionary Notice Regarding Forward-Looking Statements...........................................7

Webhire, Inc.....................................................................................7

Where You Can Find More Information..............................................................8

Use of Proceeds..................................................................................9

Registration Rights of the Selling Stockholders..................................................9

The Selling Stockholders.........................................................................9

Plan of Distribution.............................................................................10

Validity of the Common Stock.....................................................................11


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that we file such agreement or document as an exhibit to the registration statement, or if we otherwise filed such agreement or document, please see such agreement or document for a complete description of these matters.

         This prospectus provides you with a general description of the offered shares. Each time a selling stockholder sells any of the offered shares, the selling stockholder will provide you with this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."


                               RECENT DEVELOPMENTS

         On July 10, 2000, we entered into a definitive agreement to issue an aggregate of 6,808,512 shares of our common stock for approximately $16,000,000 in the aggregate to Korn/Ferry International, SOFTBANK Capital Partners, LP, GMN Investors II, L.P., Aventine International Fund and Bricoleur Partners II, L.P. The closing of the purchase and sale of such shares occurred on August 10, 2000. Under the terms of the purchase agreement, Peter Dunn, a representative of Korn/Ferry, was appointed to fill an existing vacancy on our Board of Directors.


                               RISK FACTORS

         An investment in our common stock involves various risks. Before investing in our common stock, you should carefully consider the following risk factors. These risk factors are not exhaustive and should be read together with the other reports and documents that we file with the SEC, which may include additional or more current information that is important to an investment in Webhire.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL AS NEEDED IN THE FUTURE, OUR BUSINESS MAYBE ADVERSELY AFFECTED.

         Because of the completion of our $16,000,000 round of financing on August 10, 2000, we currently anticipate that our available cash will be sufficient to meet our anticipated working capital and capital expenditure requirements through the near term. However, we may need to raise additional capital to meet our current needs, and in the longer term to fund more rapid expansion to develop new services and to enhance existing services in response to competitive pressures, and to acquire complementary services, businesses or technologies. In the event our operations are not profitable or do not generate sufficient cash to fund the business, or if we fail to receive money to meet our obligations, we may have to substantially cut back our level of operations. These reductions could, in turn, affect our relationships with our strategic partners and customers and threaten our ability to continue as an ongoing concern. If we raise additional funds through further issuances of equity or convertible debt securities, the percentage of ownership of our current stockholders will be reduced and such securities may have rights, preferences and privileges senior to those of our current stockholders. In addition, we may not be able to obtain such financing on terms favorable to us, if at all. If adequate funds are not available or are not available on terms favorable to us, our business, results of operations and financial condition could be materially and adversely affected.

TO COMPETE EFFECTIVELY, WE MUST ADAPT QUICKLY TO ADVANCES IN TECHNOLOGY AND CHANGES IN CUSTOMER REQUIREMENTS.

         The market for automated recruiting products and services is undergoing rapid changes, including continuing advances in technology and changes in customer requirements and preferences. These market dynamics have been amplified by the emergence of the Internet as a tool for recruiting solutions. Our future success will depend in significant part on our ability to continually improve the performance, features and reliability of our software and services in response to the evolving demands of the marketplace and competitive product offerings. Any failure on our part to quickly develop products and services that address changes in technology or customer demands will likely result in loss of market share to a competitor.

WE HAVE RECENTLY EXPANDED OUR TECHNOLOGY INTO SEVERAL NEW BUSINESS AREAS AND WE CANNOT BE CERTAIN THAT OUR EXPANSION WILL BE SUCCESSFUL.

         We have recently expanded our technology into products and services that can be offered over the Internet to foster long-term growth. These areas are relatively new to our product development, sales and marketing personnel, and we cannot be assured that the markets for these products and services will develop or that we will be able to compete effectively or will generate significant revenues in these new areas making our success in this area difficult to predict.

         The success of Internet computing and, in particular, our current Internet computing software products and services is difficult to predict because Internet computing is a new method of computing. The success of Internet computing will depend in large measure on (i) the lower cost of ownership of Internet computing relative to client/server architecture, (ii) the ease of use and administration relative to client/server architecture, and (iii) how hardware and software vendors choose to compete in this market. There can be no assurances that sufficient numbers of vendors will undertake this commitment, that the market will accept Internet computing, or that Internet computing will generate significant revenues for us.

OUR BUSINESS MODEL IS UNPROVEN.

         We began offering online subscriptions for Yahoo! Recruiter (formerly Webhire Recruiter) in fiscal year 1998. We expect our reliance on Internet-based transactions for revenues to continue to increase in the future, and we expect product revenue from software sales to become a much smaller component of our revenue over a relatively short period of time. Maintenance revenue associated with product sales will also decrease over time. Our long-term business model and profit potential are unproven. To be successful, we must develop and market online recruitment offerings that achieve broad market acceptance by employers, job seekers and interactive media companies. It is possible that we will be required to further adapt our business model in response to additional changes in the online recruitment market or if our current business model is not successful. If we are not able to anticipate changes in the online recruitment market or if our business model is not successful, our business, financial condition and results of operations will be materially and adversely affected.

WE MAY BE UNABLE TO CONTINUE TO BUILD CUSTOMER AWARENESS.

         We believe that continuing to build brand recognition is critical to achieving widespread acceptance of our online recruitment offerings. Brand recognition is a key-differentiating factor among providers of online recruitment offerings and we believe it could become more important as competition in the online recruitment market increases. We may find it necessary to accelerate expenditures on our sales and marketing efforts or otherwise increase our financial commitment to creating and maintaining brand awareness among potential customers. If we fail to successfully promote and maintain our brand or incur significant expenses in promoting our brand, our business, results of operations and financial condition could be materially and adversely affected.

THE DEMAND FOR AUTOMATED RECRUITING SOFTWARE AND SERVICES MAY FAIL TO GROW AND GENERATE BUSINESS.

         Our future success substantially depends on broader recognition of the potential benefits of automated recruiting software and services and the growth in demand for these products and services. It is difficult to assess the size of the market that will develop and the rate at which it will develop. If the market does not develop as we anticipate, or if it develops more slowly than we expect, our business, operating results and financial condition will be materially and adversely affected.

OUR BUSINESS IS DEPENDENT ON THE DEVELOPMENT AND MAINTENANCE OF THE INTERNET INFRASTRUCTURE.

         Our success will depend, in large part, upon the development and maintenance of the Internet infrastructure as a reliable network backbone with the necessary speed, data capacity and security, and timely development of enabling products, such as high-speed modems, for providing reliable Internet access and services. We cannot assure you that the Internet infrastructure will continue to effectively support the demands placed on it as the Internet continues to experience increased numbers of users, greater frequency of use or increased bandwidth requirements of users. Even if the necessary infrastructure or technologies are developed, we may have to spend considerable resources to adapt our offerings accordingly. Furthermore, in the past, the Internet has experienced a variety of outages and other delays. Any future outages or delays could affect the Internet sites on which our customers' job advertisements are posted and the willingness of employers and job seekers to use our online recruitment offerings. If any of these events occur, our business, results of operations and financial condition could be materially and adversely affected.

THE USE OF THE INTERNET AS A RECRUITING MEDIUM IS UNCERTAIN.

         Our future is highly dependent on a significant increase in the use of the Internet as a recruiting medium. The online recruitment market is new and rapidly evolving, and we cannot yet gauge its effectiveness as compared to traditional recruiting methods. As a result, demand and market acceptance of online recruitment offerings are uncertain. The adoption of online recruiting, particularly by those entities that have historically relied upon traditional methods of recruiting, requires the acceptance of a new way of conducting business, exchanging information and advertising for jobs. We cannot assure you that the online recruitment market will continue to emerge or become sustainable. If the online recruitment market fails to develop or develops more slowly than we expect, our business, results of operations and financial condition will be materially and adversely affected.

OUR COMPUTER SYSTEMS COULD FAIL OR OVERLOAD.

         The success of our online recruitment offerings depends highly on the efficient and uninterrupted operation of our computer and communications systems. Power loss, telecommunications failures, computer viruses, electronic break-ins or other similar disruptive problems could damage or cause interruptions in these systems. If our systems are affected by any of these occurrences, our business, results of operations and financial condition could be materially and adversely affected. Our insurance policies may not cover, or if covered, may not adequately compensate us for, any losses that may occur due to any failures or interruptions in our systems. We do not presently have any secondary "off-site" systems or a formal disaster recovery plan.

         In addition, we must accommodate a high volume of traffic and deliver frequently updated information. Our web sites have in the past and may in the future experience slower response times or decreased traffic for a variety of reasons. In addition, our users depend on Internet service providers and other Internet site operators for access to our web sites. Many of the Internet service providers have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

         If we experience any of these problems, our business, results of operations and financial condition could be materially and adversely affected.

OUR NEW PRODUCT INTRODUCTIONS MAY HAVE DEFECTS WHICH COULD RESULT IN ADVERSE PUBLICITY OR HAVE OTHER NEGATIVE EFFECTS.

         As the marketplace for recruiting solutions continues to evolve, we plan to develop and introduce new products and services to enable us to effectively meet the changing needs of the market. Products as complex as the ones that we offer may contain undetected errors when first introduced or when new versions are released. In the past, despite prior testing, we have discovered software errors in some of our products after their introduction. Product defects may result in adverse publicity, loss of or delay in market acceptance, injury to our reputation and brand awareness, or claims against us, any one of which could have a material adverse effect on our business, financial condition and results of operations.

WE HAVE SIGNIFICANT COMPETITION FROM A VARIETY OF SOURCES.

         The market for recruitment solutions is intensely competitive and highly fragmented. Although few companies directly compete with us, there are a large number of job boards, search firms, and portal sites that are vying for their share of the overall corporate recruiting budget. We expect to face additional competition as other established and emerging companies, including print media companies and employee recruiting agencies with established brands, enter the online recruitment market.

         Many of our current and potential competitors have significantly greater financial, technical, marketing and other resources than we do. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships to expand their offerings and to offer more comprehensive solutions.

         We believe that there will be rapid business consolidation in the online recruitment industry. Accordingly, new competitors may emerge and rapidly acquire significant market share. In addition, new technologies will likely increase the competitive pressures that we face. The development of competing technologies by market participants or the emergence of new industry standards may adversely affect our competitive position. An increase in competition could result in price reductions, limitations of access to key content on the web, render our existing software and services obsolete or unmarketable and/or result in loss of market share.

WE MUST MANAGE OUR GROWTH IN ORDER TO ACHIEVE DESIRED RESULTS.

         The evolution of our business and the expansion of our customer base has resulted in substantial growth in the number of our employees and the scope of our operations over the last few years. Our future results of operations will depend in part on the ability of our officers and other key employees to continue to implement our operational, customer support, and financial control systems and to expand, train, and manage our employee base.

THE SUCCESSFUL OPERATION OF OUR BUSINESS DEPENDS IN LARGE PART ON OUR RELATIONSHIPS WITH THIRD PARTIES.

         A key element of our business strategy is to develop relationships with leading industry organizations in order to increase our market presence, expand distribution channels and broaden our product line. We believe that our continued success depends in large part on our ability to maintain such relationships and cultivate additional relationships. There can be no assurance that our existing strategic partners will not discontinue their relationships with us, or that we will be able to successfully develop additional strategic relationships.

         In addition, certain technology incorporated in our software is licensed from third parties on a nonexclusive basis. The termination of any of these licenses, or the failure of the third-party licensors to adequately maintain or update their products, could result in delay in our ability to ship certain of our products while we seek to implement technology offered by alternative sources. In addition, any required replacement licenses could prove more costly than our current license relationships and might not provide technology as powerful and functional as the third-party technology we currently license. Also, any such delay, to the extent it becomes extended or occurs at or near the end of a fiscal quarter, could have a material adverse effect on our results of operations for that quarter. While it may be necessary or desirable in the future to obtain other licenses relating to one or more of our products or relating to current or future technologies, we may not be able to do so on commercially reasonable terms or at all.

OUR OPERATING RESULTS MAY BE SUBJECT TO SIGNIFICANT QUARTERLY FLUCTUATIONS.

         Our results of operations have been, and may in the future be, subject to significant quarterly fluctuations. Such fluctuations could be due to a variety of factors, including the following:

          - the fact that our product revenue consists of a relatively small number of large dollar transactions and, as a result, may fluctuate significantly from one quarter to another if the number of transactions completed varies slightly;

          -    the introduction of new products by us or our competitors;

          -    the capital spending patterns of our customers;

          - our sales incentive strategy which is based in part on annual sales targets;

          - the fact that a substantial portion of our product revenue often occurs during the last few weeks of each quarter and, as a result, any delays in orders or shipments are more likely to result in revenue not being recognized until the following quarter; and

          - our current expense levels are based in part on our expectations of future revenue and, as a result, net income for a given period could be disproportionately affected by any reduction in revenue.

         To the extent our level of revenue in the future decreases from past levels or in some future quarter our revenue or operating results are below the expectations of stock market securities analysts and investors, our profitability and the price of our common stock is likely to be materially and adversely affected.

SOFTBANK BENEFICIALLY OWNS APPROXIMATELY 33% OF OUR OUTSTANDING STOCK, IS REPRESENTED ON OUR BOARD OF DIRECTORS AND HAS RIGHTS TO PARTICIPATE IN CERTAIN WEBHIRE TRANSACTIONS. SOFTBANK'S INTERESTS COULD CONFLICT WITH YOUR INTERESTS AND SIGNIFICANT SALES OF STOCK HELD BY IT COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE.

         SOFTBANK, our largest stockholder, currently beneficially owns approximately 33% of our outstanding common stock. In addition, SOFTBANK's affiliate Yahoo! Inc., of which SOFTBANK owns approximately 27.8%, currently owns approximately 2.0% of our outstanding common stock. As a result of their stock ownership, SOFTBANK and its affiliates have significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and their interests could conflict with those of other stockholders. Such concentration of ownership may also have the effect of delaying or preventing a change in control of Webhire. In addition, sales of significant amounts of shares held by these entities, or the prospect of these sales, could adversely affect the market price of our common stock.

         SOFTBANK has the right to nominate two members of our Board of Directors, which currently consists of six members (one of whom is a SOFTBANK representative), and so long as SOFTBANK continues to hold 10% of our outstanding common stock, it is entitled to nominate one director each time a class of directors in which one of its representatives serves is subject to election. Further, one of SOFTBANK's directors is entitled to serve as a member of the Board's audit and compensation committees. As a result of SOFTBANK's board representation, it has significant influence on all Webhire matters requiring Board approval.

         In addition, in the event we propose to enter into a joint venture for operations in the United Kingdom, continental Europe or Japan or a business transaction with any competitor of SOFTBANK's affiliate ZDNet, we are required by the terms of the stock purchase agreement pursuant to which SOFTBANK acquired our common stock to offer SOFTBANK or one of its affiliates the opportunity to participate in the transaction on terms and conditions mutually acceptable to us and them. As a result of these contractual obligations, potential third parties may be reluctant to negotiate joint ventures or business transactions with us because they know SOFTBANK and its affiliates will be given the opportunity to participate in such transactions.

KORN/FERRY BENEFICIALLY OWNS APPROXIMATELY 16% OF OUR OUTSTANDING STOCK, IS REPRESENTED ON OUR BOARD OF DIRECTORS AND HAS RIGHTS WITH RESPECT TO CERTAIN WEBHIRE TRANSACTIONS. KORN/FERRY'S INTERESTS COULD CONFLICT WITH YOUR INTERESTS AND SIGNIFICANT SALES OF STOCK HELD BY IT COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE.

         Korn/Ferry currently beneficially owns approximately 16% of our outstanding common stock. As a result of its stock ownership, Korn/Ferry has significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and its interests could conflict with those of other stockholders. In addition, under the terms of the stock purchase agreement pursuant to which Korn/Ferry acquired our common stock, for so long as Korn/Ferry continues to hold at least 5% of our common stock, we are required to first negotiate with Korn/Ferry in the event of a potential sale or acquisition of Webhire or a substantial stock issuance by us. Such concentration of ownership and such contractual obligation may also have the effect of delaying or preventing a change in control of Webhire. In addition, sales of significant amounts of shares held by Korn/Ferry, or the prospect of these sales, could adversely affect the market price of our common stock.

         Korn/Ferry has the right to nominate one member of our Board of Directors, which currently consists of six members (one of whom is a Korn/Ferry representative), and so long as Korn/Ferry continues to hold at least 5% of our outstanding common stock, it is entitled to nominate one director each time the class of directors in which its representative serves is subject to election. As a result of Korn/Ferry's board representation, it has significant influence on all Webhire matters requiring Board approval.

WE DEPEND ON KEY PERSONNEL WHO MAY NOT CONTINUE TO WORK FOR US.

         Our future success depends to a significant extent on our senior management and other key employees, many of whom have acquired specialized knowledge and skills with respect to our operations. As a result, if any of these individuals were to leave Webhire, we could face substantial difficulty in hiring qualified successors and could experience a loss of productivity while any such successor obtains the necessary training and experience. We also believe that our future success will depend in large part on our ability to attract and retain additional key employees. Competition for qualified personnel in the high tech industry is intense. If we do not succeed in attracting new personnel, or retaining and motivating existing personnel, our business will be adversely affected.

OUR STOCK PRICE MAY EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS AND OUR STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

         We cannot predict the extent to which investors' interest in us will lead to a stable trading market or how liquid the market might become. The stock market in general and the market prices of shares in technology companies, particularly those such as ours that offer Internet-based products and services, have been extremely volatile and have experienced fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. The market price of our common stock could be highly volatile and subject to wide fluctuations in response to many factors, including the following:

          -    quarterly variations in our results of operations;

          -    adverse business developments impacting Webhire;

          -    changes in financial estimates by securities analysts;

          - investor perception of Webhire and online recruitment services in general;

          -    announcements by our competitors of new products and services;
               and

          - fluctuations in our common stock price, which may affect our visibility and credibility in the online recruitment market.

In the event of broad fluctuations in the market price of our common stock, you may be unable to resell your shares at or above your purchase price.

IT IS DIFFICULT TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

         We regard our intellectual property rights as critical to our success and rely on a combination of copyright and trade secret laws, employee and third-party non-disclosure agreements and other methods to protect these rights. We cannot be assured that the measures we have taken to protect our proprietary rights will be adequate to prevent misappropriation of our technology or independent development by others of similar technology. Our inability to protect our proprietary rights would have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE SUBJECT TO COSTLY INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS.

         As the number of products and services in our industry increases and these solutions further overlap, the likelihood that our current or future products may become subject to infringement claims increases. Although we are not currently the subject of any intellectual property litigation, there has been substantial litigation regarding copyright, patent and other intellectual property rights involving computer software companies. Any claims or litigation, with or without merit, could be costly and could result in a diversion of management's attention, which could have a material adverse effect on our business, financial condition and results of operations. Adverse determinations in such claims or litigation may require us to obtain a license and/or pay damages, which could also have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

         Although we have not experienced any product liability claims to date, the sale and support of our products and the incorporation of products from other companies may entail the risk of product liability claims. Our license agreements with our customers typically contain provisions intended to limit our exposure to such claims. There can be no guarantee, however, that such provisions will be effective in limiting our exposure. A successful product liability action brought against us could adversely affect our business, financial condition and results of operations.

ANTI-TAKEOVER PROVISIONS COULD MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US.

         Our Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of common stock may be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of Webhire without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. We have no present plans to issue shares of preferred stock. Further, certain provisions of our charter documents, including provisions eliminating the ability of stockholders to take action by written consent, providing for a staggered board of directors and limiting the ability of stockholders to raise matters at a meeting of stockholders without giving advance notice, may have the effect of delaying or preventing changes in control or management of Webhire, which could have an adverse effect on the market price of our stock.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included in this prospectus regarding our business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties are forward-looking statements. When used in this prospectus, the words "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause our actual results to differ materially from our expectations ("cautionary statements") are disclosed under "Risk Factors" and elsewhere in the prospectus. The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

                                  WEBHIRE, INC.

         Webhire, Inc. designs, develops, markets, implements and supports Internet- and intranet-based recruiting solutions to automate candidate sourcing, Internet job posting, and recruitment management at corporations, organizations, Internet portals, and online career sites. Our solutions enable organizations to strategically manage their recruiting and staffing activities online and streamline their Internet recruiting process. We market these services to corporations who are experiencing rapid growth, a shortage of skilled labor and an urgent need to complete staffing initiatives.

         In June 1999, we entered into an alliance with Yahoo!, Inc. Through this alliance, we develop, market, and support two services which are co-branded with the Yahoo! name: Yahoo! Careers Resume Shop, a free resume management application for job seekers, and Yahoo! Resumes, an online tool that corporate recruiters use to search the resumes contained in the Yahoo! Careers Resume Shop database. Our solutions are the exclusive means for corporations to gain access to the online candidates within the Yahoo! Careers Resume Shop. We share revenues from these services with Yahoo!

         We also deliver products which are marketed under the Webhire brand:
Webhire Agent, an automated web search agent; Webhire Enterprise, a complete, integrated recruiting suite designed to meet the needs of large organizations; Webhire JobPost, an automated solution for corporate job posting; and Webhire Job Canopy, a complete solution for career site management that is marketed to Internet media company and portal sites. We deliver our Internet solutions to customers using a web services model, selling the services on a subscription basis, for direct access by subscribers over the Internet via a standard web browser. Our solution for large organizations, Webhire Enterprise, is sold through both the application service provider (ASP) model and also as traditionally licensed software.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our common stock is quoted on the Nasdaq National Market, and reports, proxy and information statements and other information concerning Webhire may be inspected at the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006. Our web site is located at http://www.webhire.com.

         The SEC allows us to incorporate by reference the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the selling stockholders sell all of the shares that are being offered in this prospectus.

          1. Our Annual Report on Form 10-K for the year ended September 30, 1999 (File No. 0-20735);

          2. Our Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 (File No. 0-20735), as amended by our report on Form 10-Q/A filed on September 26, 2000;

          3. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 0-20735), as amended by our report on Form 10-Q/A filed on September 26, 2000;

          4. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 0-20735) as amended by our report on Form 10-Q/A filed on August 22, 2000, and as further amended by our report on Form 10-Q/A filed on September 26, 2000;

          5. Our Current Report on Form 8-K, filed with the SEC on July 18, 2000 (File No. 0-20735); and

          6. The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 21, 1996 and any amendments or reports filed for the purpose of updating this description (File No. 0-20735).

         YOU MAY REQUEST A COPY OF THESE FILINGS, AND ANY EXHIBITS WE HAVE SPECIFICALLY INCORPORATED BY REFERENCE AS AN EXHIBIT IN THIS PROSPECTUS, AT NO COST BY WRITING OR TELEPHONING US AT THE FOLLOWING ADDRESS: WEBHIRE, INC., 91 HARTWELL AVENUE, LEXINGTON, MASSACHUSETTS 02421, ATTENTION: CHIEF FINANCIAL OFFICER. OUR TELEPHONE NUMBER IS 781-869-5000.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

                                 USE OF PROCEEDS

         The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholders. Accordingly, we will not receive any proceeds from the sale of the shares by the selling stockholders.

                 REGISTRATION RIGHTS OF THE SELLING STOCKHOLDERS

         In August 2000, we issued an aggregate of 6,808,512 shares of common stock to Korn/Ferry International, SOFTBANK and the selling stockholders, who are GMN Investors II, L.P., Aventine International Fund and Bricoleur Partners, L.P. Under the terms of the stock purchase agreement, we offered certain registration rights to the purchasers, a summary of the material terms and provisions of which is set forth below. This summary may not contain all the information that is important to you. You can obtain complete information by referring to the stock purchase agreement, which was filed as an exhibit to Amendment No. 1 to our Registration Statement on Form S-3, filed with the SEC on July 17, 2000 (File No. 333-88995).

         Under the terms of the stock purchase agreement, we agreed to file a registration statement on Form S-3 that would cover sales by the selling stockholders of the shares of common stock that they received under the stock purchase agreement. In addition, we agreed to file up to two additional registration statements on Form S-3 at any time after the first anniversary of the closing of the purchase and sale of the common stock under the stock purchase agreement, at the request of the holders of thirty percent in interest of the shares purchased by SOFTBANK and Korn/Ferry, that would cover sales of the shares of common stock received by them under the stock purchase agreement. We also agreed to use our best efforts to cause the SEC to declare this registration statement effective and to keep this registration statement and any other registration statement filed with respect to registration rights contained in the stock purchase agreement continuously effective until specified dates, and to bear the expenses of registering the sale of the shares of common stock. The stock purchase agreement allows us to suspend use of this prospectus or of any subsequent prospectus covering the issued shares in some circumstances. Any shares of common stock sold by the selling stockholders pursuant to this prospectus, or by SOFTBANK or Korn/Ferry pursuant to a subsequent offering will no longer be entitled to the registration rights of the stock purchase agreement.

                            THE SELLING STOCKHOLDERS

         The following table sets forth the number of shares of our common stock beneficially owned by the selling stockholders as of September 30, 2000, the number of shares of common stock covered by this prospectus and the total number of shares of common stock which the selling stockholders will beneficially own upon completion of this offering. The number of shares beneficially owned includes any shares held by the selling stockholders that are currently exercisable or are exercisable within sixty days following September 30, 2000. This table assumes that the selling stockholders will offer for sale all of the shares of common stock offered by this prospectus, although there is no guarantee that they will do so.

         The shares of common stock offered by this prospectus will be offered from time to time by the selling stockholders named below. The amounts set forth below are based upon information provided to us by the selling stockholders as of September 30, 2000 and are accurate to the best of our knowledge. It is possible, however, that the selling stockholders may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus.

         The percentage of our shares of common stock that will be held by each selling stockholder after completion of this offering will be less than one percent (1%), assuming each stockholder sells all of the shares offered by this prospectus. The total number of shares of common stock outstanding used in calculating this percentage is based on the total number of shares of common stock outstanding as of September 30, 2000. None of the selling stockholders has a material relationship with us.


                                  COMMON STOCK
                                   BENEFICIALLY                    COMMON STOCK                 COMMON STOCK TO BE
                                   OWNED AS OF                   COVERED BY THIS                BENEFICIALLY OWNED
                                SEPTEMBER 30, 2000                  PROSPECTUS                    AFTER OFFERING
NAME

GMN Investors II, L.P.                 851,064                        851,064                             --

Aventine International Fund            430,500                        430,500                             --

Bricoleur Partners II, L.P.            420,564                        420,564                             --
                                     ---------                      ---------                      ---------
TOTAL                                1,702,128                      1,702,128                             --
                                     =========                      =========                      =========

                              PLAN OF DISTRIBUTION

         This prospectus relates to the possible offer and sale from time to time of up to an aggregate of 1,702,128 shares of our common stock by the selling stockholders. We are registering the sale of the shares of common stock pursuant to our obligations under the stock purchase agreement, but the registration of the sale of the shares of common stock does not necessarily mean that any of the shares of common stock will be offered or sold by the selling stockholders. Subject to our rights under the stock purchase agreement to prohibit the sale of the shares offered hereby for a limited period of time under certain circumstances, the selling stockholders will act independently of us in marketing decisions with respect to the timing, manner and size of each sale.

         The distribution of the shares of common stock may be effected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Any underwritten offering may be on a "best efforts" or a "firm commitment" basis. In an underwritten offering, underwriters or agents may receive compensation in the form of discounts, commissions or concessions from the selling stockholders. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Such dealers may also receive commissions from the purchasers for whom they may act as agents.

         The selling stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of common stock may be deemed to be underwriters under the Securities Act of 1933, and any profit on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. At any time a particular offer of shares of common stock is made by the selling stockholders, a prospectus supplement, if required, will be distributed that will, where applicable:

          -    identify any underwriter, dealer or agent;

          - describe any compensation in the form of discounts, concessions, commissions or otherwise received by each underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

          -    identify the amounts underwritten;

          - identify the nature of the underwriter's obligation to take the shares of common stock; and

          -    provide any other required information.

         The sale of shares of common stock by the selling stockholders may also be effected by selling shares of common stock directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the selling stockholders or may purchase from the selling stockholders all or a portion of the shares of common stock as principal, and may be made pursuant to any of the methods described below. Such sales may be made in the over-the-counter market, in negotiated transactions, on any exchange or exchanges on which the shares are then traded or otherwise, at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated.

         Shares of common stock may also be sold in one or more of the following transactions:

          - block transactions in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

          - purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to any supplement to this prospectus;

          - a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules;

          - ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers;

          - sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and

          - sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

         In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the selling stockholders in amounts to be negotiated prior to the sale that will not exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the shares of common stock which is not expected to exceed that customary in the types of transactions involved.

         To comply with applicable state securities laws, the shares of common stock will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares of common stock may not be sold in some states unless they have been registered or qualified for sale in the state or an exemption from such registration or qualification requirement is available and is complied with.

         All expenses relating to the offering and sale of the shares of common stock will be paid by us, with the exception of commissions, discounts and fees of underwriters, broker-dealers or agents who may be engaged by the selling stockholders in connection with the sale of the shares registered hereunder, transfer taxes on the shares and any legal, accounting and other expenses incurred by the selling stockholders.

                          VALIDITY OF THE COMMON STOCK

         The validity of the shares of common stock offered by this prospectus will be passed upon for us by McDermott, Will & Emery.

You should rely only on the information contained in this prospectus, incorporated herein by reference or contained in a prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different or additional information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.




                        1,702,128 SHARES OF COMMON STOCK


                                  WEBHIRE, INC.



                                 ---------------


                                   PROSPECTUS


                                 ---------------


                                OCTOBER ___, 2000


                                 ---------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         The following table sets forth the estimated fees and expenses payable by us in connection with the issuance and distribution of the securities registered hereby:

         Registration fee.......................    $1,531

         Legal fees and expenses................     5,000

         Accounting fees and expenses..........      5,000

         Printing and duplicating expenses......     1,000

         Blue sky fees and expenses.............     1,000

         Miscellaneous..........................     1,469
                                                     -----

         Total..................................   $15,000

--------------------

*  All amounts except the registration fee are estimated.


ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Webhire's certificate of incorporation and bylaws require Webhire to indemnify its officers and directors to the full extent permitted by Delaware law.

         Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (a) breaches of the duty of loyalty, (b) acts or omissions involving bad faith, intentional misconduct or knowing violations of the law, (c) unlawful payments of dividends, stock purchases or redemptions, or (d) transactions from which a director derives an improper personal benefit. Webhire's certificate of incorporation contains provisions limiting the liability of the directors to Webhire and to its stockholders to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such. Webhire's bylaws provide that Webhire may, to the full extent permitted by law, purchase and maintain insurance on behalf of any director, officer, employee or agent of Webhire against any liability that may be asserted against him or her, and Webhire currently maintains such insurance. Webhire currently has $25 million of liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act of 1933.

         The Company has entered or will also enter into Indemnity Agreements with Messrs. Perkins, Costello, Campanello, Fahey, Lax and Dunn and former director Mr. Johnston in order to induce their services on the Board of Directors of the Company. These agreements provide each of the directors with a contractual right to indemnification, to the extent permitted by Delaware law and Webhire's certificate of incorporation, for certain expenses they may incur due to suits brought against them in their capacity as directors of Webhire.

         The foregoing provisions and agreements could reduce the legal remedies available to Webhire and its stockholders against Webhire's directors and officers.

ITEM 16.     EXHIBITS.

3.1 Third Amended and Restated Certificate of Incorporation of Webhire, Inc. (Incorporated by reference to the relevant exhibit to the Webhire, Inc. (f/k/a Restrac, Inc.) registration statement on Form S-1, as amended (File No. 333-03521), which was originally filed with the SEC on May 10, 1996.)*

3.2 Certificate of Ownership and Merger merging Webhire, Inc. into Restrac, Inc. (Incorporated by reference to the relevant exhibit to the Webhire, Inc. (f/k/a Restrac, Inc.) registration statement on Form S-3 as amended (File No. 333-88995), which was originally filed with the SEC on October 14, 1999.)*

3.3 Amended and Restated By-laws of Webhire, Inc. (Incorporated by reference to the relevant exhibit to the Webhire, Inc. (f/k/a Restrac, Inc.) registration statement on Form S-1, as amended (File No. 333-03521) which was originally filed with the SEC on May 10, 1996.)*

5.1     Opinion of McDermott, Will & Emery.

10.10 Stock Purchase Agreement by and among Korn/Ferry International, SOFTBANK Capital Partners LP, GMN Investors II, L.P., Aventine International Fund and Bricoleur Partners II, L.P., dated July 10, 2000 (Incorporated by reference to the relevant exhibit to the Webhire, Inc. (f/k/a Restrac, Inc.) registration statement on Form S-3 as amended (File No. 333-88995), which was originally filed with the SEC on October 14, 1999.)*

23.1 Consent of McDermott, Will & Emery (included as part of Exhibit 5.1 hereto).

23.2    Consent of Arthur Andersen, LLP, Independent Public Accountants.

24.1 Powers of Attorney (included on signature page of registration statement).

--------------------

* previously filed


ITEM 17.     UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 4th day of October, 2000.

                                           WEBHIRE, INC.

                                           /s/ MARTIN J. FAHEY
                                           ---------------------------
                                           Martin J. Fahey
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOWN ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Stephen Allison and Gazaway L. Crittenden such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                   TITLE                              DATE
/s/ LARS D. PERKINS                         Chairman of the Board of Directors           October 4, 2000
-----------------------------------
Lars D. Perkins


/s/ MARTIN J. FAHEY                         President, Chief Executive Officer           October 4, 2000
-----------------------------------         and Director (Principal Executive
Martin J. Fahey                             Officer)


/s/ RUSSELL J. CAMPANELLO                   Director                                     October 4, 2000
-----------------------------------
Russell J. Campanello


/s/ J. PAUL COSTELLO                        Director                                     October 4, 2000
-----------------------------------
J. Paul Costello


/s/ CHARLES R. LAX                          Director                                     October 4, 2000
-----------------------------------
Charles R. Lax


/s/ PETER DUNN                              Director                                     October 4, 2000
-----------------------------------
Peter Dunn


/s/ STEPHEN ALLISON                         Chief Financial Officer (Principal           October 4, 2000
-----------------------------------         Financial Officer and Principal
Stephen Allison                             Accounting Officer)

EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION

3.1 Third Amended and Restated Certificate of Incorporation of Webhire, Inc. (Incorporated by reference to the relevant exhibit to the Webhire, Inc. (f/k/a Restrac, Inc.) registration statement on Form S-1, as amended (File No. 333-03521), which was originally filed with the SEC on May 10, 1996.)*

3.2 Certificate of Ownership and Merger merging Webhire, Inc. into Restrac, Inc. (Incorporated by reference to the relevant exhibit to the Webhire, Inc. (f/k/a Restrac, Inc.) registration statement on Form S-3 as amended (File No. 333-88995), which was originally filed with the SEC on October 14, 1999.)*

3.3 Amended and Restated By-laws of Webhire, Inc. (Incorporated by reference to the relevant exhibit to the Webhire, Inc. (f/k/a Restrac, Inc.) registration statement on Form S-1, as amended (File No. 333-03521) which was originally filed with the SEC on May 10, 1996.)*

5.1     Opinion of McDermott, Will & Emery.

10.10 Stock Purchase Agreement by and among Korn/Ferry International, SOFTBANK Capital Partners LP, GMN Investors II, L.P., Aventine International Fund and Bricoleur Partners II, L.P., dated July 10, 2000 (Incorporated by reference to the relevant exhibit to the Webhire, Inc. (f/k/a Restrac, Inc.) registration statement on Form S-3 as amended (File No. 333-88995), which was originally filed with the SEC on October 14, 1999.)*

23.1 Consent of McDermott, Will & Emery (included as part of Exhibit 5.1 hereto).

23.2    Consent of Arthur Andersen, LLP, Independent Public Accountants.

24.1 Powers of Attorney (included on signature page of registration statement).

--------------------

* previously filed